UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): October 14, 2016

Vail Resorts, Inc.

(Exact Name of Registrant as Specified in Charter)

Delaware	001-09614	51-0291762
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

390 Interlocken Crescent Broomfield, Colorado	80021
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code:  (303) 404-1800

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting materials pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.                                        Entry into a Material Definitive Agreement.

As previously announced, on August 5, 2016, Vail Resorts, Inc., a Delaware corporation (the “Company”), entered into an Arrangement Agreement (the “Arrangement Agreement”) to acquire all of the outstanding common shares of Whistler Blackcomb Holdings Inc. (“Whistler Blackcomb”), as described in the Current Report on Form 8-K filed by the Company on August 8, 2016 (the “Arrangement”).

On October 14, 2016, in order to finance the cash portion of the consideration and payment of associated fees and expenses of the Arrangement, the Company’s wholly owned subsidiary, Vail Holdings, Inc. (“VHI”), entered into an amendment of the existing Seventh Amended & Restated Credit Arrangement Agreement, dated as of May 1, 2015 (the “Credit Agreement”), with Bank of America, N.A., Merrill Lynch, Pierce, Fenner & Smith Incorporated, U.S. Bank National Association and Wells Fargo Bank, National Association through which such lenders provided an additional US$510 million in incremental term loans, and agreed on behalf of all lenders to extend the maturity date for the outstanding term loans and revolver facility under the Credit Agreement to October 14, 2021 (the “Amendment”).

The Credit Agreement, as amended by the Amendment, consists of a US$400 million revolving credit facility and a term loan facility in the amount of US$750 million (including the US$510 million in incremental term loans borrowed on the date hereof).  VHI’s obligations under the Credit Agreement are guaranteed by the Company and certain of its subsidiaries and are collateralized by a pledge of all the capital stock of VHI and substantially all of its subsidiaries (with certain additional exceptions for the pledge of the capital stock of foreign subsidiaries). The other material terms of the Credit Agreement, including those disclosed in the Company’s Annual Report on Form 10-K filed on September 26, 2016, were not altered by the Amendment.

The foregoing description of the Amendment is only a summary and is qualified in its entirety by reference to the Amendment, a copy of which is filed as exhibit 10.1 to this Current Report on Form 8-K.

Item 2.01.                                        Completion of Acquisition or Disposition of Assets.

Pursuant to the Arrangement, on October 17, 2016, the Company, through its wholly owned Canadian subsidiary 1068877 B.C. Ltd. (“Exchangeco”), acquired all of the outstanding common shares of Whistler Blackcomb, for an aggregate purchase price consisting of (i) approximately CDN $673.8 million in cash, (ii) 3,327,719 shares of the Company’s common stock, par value $0.01 per share (the “Vail Common Shares”), and (iii) 418,095 shares of Exchangeco (the “Exchangeco Shares”).  Each Exchangeco Share is exchangeable by the holder thereof for one Vail Common Share (subject to customary adjustments for stock splits or other reorganizations). In addition, the Company may require all outstanding Exchangeco Shares to be exchanged into an equal number of Vail Common Shares upon the occurrence of certain events and at any time following the seventh anniversary of the closing of the Arrangement. While outstanding, holders of Exchangeco Shares will be entitled to cast votes on matters for which holders of Vail Common Shares are entitled to vote and will be entitled to receive dividends economically equivalent to the dividends declared by the Company with respect to the Vail Common Shares.

Whistler Blackcomb, through a 75% ownership interest in Whistler Mountain Resort Limited Partnership (“Whistler LP”) and a 75% ownership interest in Blackcomb Skiing Enterprises Limited Partnership (“Blackcomb LP”), both partnerships with Nippon Cable (the “WB Partnerships”), operates a four season mountain resort that features two adjacent and integrated mountains, Whistler Mountain and Blackcomb Mountain.

Item 2.03.                                        Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The disclosure under Item 1.01 of this Current Report on Form 8-K is incorporated herein by reference.

The WB Partnerships are party to a Credit Agreement, dated as of November 12, 2013 (as amended, the “Whistler Credit Agreement”), by and among Whistler LP, Blackcomb LP, certain subsidiaries of Whistler LP and Blackcomb LP party thereto as guarantors (the “Whistler Subsidiary Guarantors”), the financial institutions party thereto as lenders and The Toronto-Dominion Bank, as administrative agent.  The Whistler Credit Agreement consists of a CDN$300 million revolving credit facility which matures on November 12, 2021.  As of September 30, 2016, approximately CDN$192.5 million was outstanding under this revolving credit facility.

The WB Partnerships’ obligations under the Whistler Credit Agreement are guaranteed by the Whistler Subsidiary Guarantors and are collateralized by a pledge of the capital stock of the Whistler Subsidiary Guarantors and a pledge of substantially all of the assets of Whistler LP, Blackcomb LP and the Whistler Subsidiary Guarantors. In addition, pursuant to the terms of the Whistler Credit Agreement, the WB Partnerships have the ability to increase the commitment amount by up to CDN$75 million. Borrowings under the Whistler Credit Agreement are available in Canadian or U.S. Dollars and bear interest annually, subject to an applicable margin based on the WB Partnerships’ Consolidated Total Leverage Ratio, with current pricing, in the case of borrowings (i) in Canadian Dollars, at the WB Partnerships’ option, either (a) at the Canadian Prime Rate plus 1.0% per annum or (b) by way of the issuance of bankers’ acceptances at a stamping fee of 2.00% per annum; and (ii) in U.S. Dollars, at the WB Partnerships option, either at (a) the U.S. Base Rate plus 1.0% per annum or (b) LIBOR plus 2.0% per annum. The Whistler Credit Agreement also includes a quarterly unused commitment fee based on the Consolidated Total Leverage Ratio, which is currently equal to 0.4500% per annum.  The Whistler Credit Agreement provides for affirmative and negative covenants that restrict, among other things, the WB Partnerships’ ability to incur indebtedness and liens, dispose of assets, make capital expenditures, make distributions and make investments. In addition, the Whistler Credit Agreement includes the restrictive financial covenants (leverage rations and interest coverage rations) customary for facilities of this type.

In connection with the transactions contemplated by the Arrangement Agreement, the WB Partnerships obtained an amendment to the Whistler Credit Agreement to waive the change of control provision that otherwise would have required repayment in full of the facility as a result of the closing of the Arrangement and to extend the maturity to November 12, 2021.

Item 5.02.                                        Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Pursuant to the terms of the Arrangement Agreement, the Company was required to appoint one member of the Whistler Blackcomb board of directors to the Company’s board of directors (the “Board”).  In furtherance of this provision, effective October 17, 2016, the Board, based on the recommendation of the Nominating and Corporate Governance Committee of the Board, (i) increased the overall number of directors of the Company by one from eight to nine directors and (ii) appointed Michele Romanow, a former director of Whistler Blackcomb, as a director of the Company, to fill this vacancy and to serve until her successor is elected and qualified or until her earlier resignation or removal.

Ms. Romanow, age 31, is the Co-Founder of Clearbanc, a technology company that provides financial services for freelancers in the United States.  Previously, Ms. Romanow was the Co-Founder of Snap by Groupon (previously SnapSaves), which was founded in March 2012 and acquired by Groupon, Inc. in June 2014. She served as a senior marketing executive for Groupon from June 2014 until March 2016.  In February 2011, Ms. Romanow also founded Buytopia.ca, a Canadian ecommerce leader of which she continues to be a partner. Prior to that she was Director, Corporate Strategy & Business Improvement for Sears Canada. Ms. Romanow is also one of the venture capitalists on the award winning series Dragons’ Den on CBC, a Canadian television broadcast network. Ms. Romanow holds a Bachelor of Science in Engineering and a Master of Business Administration from Queen’s University.

There are no arrangements or understandings between Ms. Romanow and the Company or any other person pursuant to which she was appointed to the Board, except for the provisions of the Arrangement Agreement providing Whistler Blackcomb with the right to identify one of its directors to serve on the Company’s Board.  Ms. Romanow was not a party to the Arrangement Agreement.  However, like other Whistler Blackcomb directors, Ms. Romanov executed a voting and support agreement, dated August 5, 2016, with the Company and Exchangeco under which she agreed to vote her common shares of Whistler Blackcomb in favor of the Arrangement.  There are no related party transactions between the Company and Ms. Romanov that would require disclosure under Item 404(a) of Regulation S-K.

As a non-employee director, Ms. Romanow will participate in the Company’s standard compensation arrangements for non-employee directors.

Item 5.03.                                        Amendments to Articles of Incorporation or Bylaws: Change in Fiscal Year.

Pursuant to the Arrangement Agreement, in addition to consideration of CDN$17.50 per share in cash, Whistler Blackcomb shareholders had the ability to elect to receive per share consideration of either (i) 0.097294 shares of Vail Common Shares or 0.097294 shares of Exchangeco Shares.  Whistler Blackcomb shareholders holding 4,297,255 common shares of Whistler Blackcomb validly elected to receive Exchangeco Shares, resulting in 418,095 Exchangeco Shares being issued at the closing of the Arrangement.

On October 13, 2016, in anticipation of the consummation of the acquisition of Whistler Blackcomb, the Company filed a Certificate of Designations (the “Certificate of Designations”) with the Secretary of State of the State of Delaware with respect to a series of preferred stock of the Company, par value $0.01 per share, designated as “Special Voting Preferred Stock.”  The Certification of Designations became effective on October 17, 2016. The Special Voting Preferred Stock consists of one share and will not be entitled to dividends.

With respect to all meetings of the stockholders of the Company at which the holders of Vail Common Shares are entitled to vote (each, a “Stockholder Meeting”) and with respect to any written consents sought by the Company from the holders of Vail Common Shares (each, a “Stockholder Consent”), the holder of the share of Special Voting Preferred Stock will vote together with the holders of Vail Common Shares as a single class (except as otherwise required under applicable law), and the holder of the share of Special Voting Preferred Stock shall be entitled to cast on such matter a number of votes equal to the number of Exchangeco Shares outstanding as of the record date for determining stockholders entitled to vote at such Stockholder Meeting or in connection with the applicable Stockholder Consent (i) that are not owned by the Company or its affiliates and (ii) as to which the holder of the share of Special Voting Preferred Stock has received voting instructions from the holders of such Exchangeco Shares in accordance with the Voting and Exchange Trust Arrangement Agreement (the “Trust Arrangement Agreement”) entered into among the Company, Exchangeco and the trustee thereunder (the “Trustee”).

Upon any liquidation, dissolution or winding up of the Company, whether voluntary or involuntary, the holder of record of the share of Special Voting Preferred Stock shall rank senior to the all Vail Common Shares, and junior to all classes or series of preferred stock of the Company, and shall be entitled to receive, prior to the Vail Common Shares, an amount equal to $1.00.  In addition, the Trustee will exercise the voting rights attached to the share of the Special Voting Preferred Stock pursuant to and in accordance with the Trust Arrangement Agreement and such voting rights will terminate pursuant to and in accordance with the Trust Arrangement Agreement.  At such time as the share of the Special Voting Preferred Stock has no votes attached to it, the Special Voting Preferred Stock will be automatically canceled.

The foregoing description of the terms of the Special Voting Preferred Stock is qualified in its entirety by reference to the Certificate of Designations of the Special Voting Preferred Stock, a copy of which is attached hereto as Exhibit 3.1 and is incorporated herein by reference.

Item 7.01                                           Regulation FD Disclosure.

On October 17, 2016, the Company issued a press release announcing the closing of the Arrangement under the Arrangement Agreement and related matters.  A copy of the press release is being furnished as Exhibit 99.1 and is incorporated in this Item 7.01 by reference.  The information in this Item 7.01 shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934 (the “Exchange Act”) or incorporated by reference in any filing under the Securities Act or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing.

Item 9.01                                           Financial Statements and Exhibits

(a) Financial Statements of Businesses Acquired.

The Company intends to file the historical financial statements of Whistler Blackcomb for the periods specified in Rule 3-05(b) of Regulation S-X in an amendment to this report under cover of Form 8-K/A no later than 71 calendar days after the date this Current Report on Form 8-K was required to be filed.

(b) Pro Forma Financial Information.

The  Company intends to furnish pro forma financial information relating to the Whistler Blackcomb acquisition required pursuant to Article 11 of Regulation S-X in an amendment to this report under cover of Form 8-K/A no later than 71 calendar days after the date this Current Report on Form 8-K was required to be filed.

(d) Exhibits

Exhibit No.	Description

3.1	Certificate of Designations of Special Voting Preferred Stock

10.1	Amendment to Seventh Amended and Restated Credit Facility, dated October 14, 2016

99.1	Press Release, dated October 17, 2016

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Vail Resorts, Inc.
Date: October 17, 2016	By:	/s/ Michael Z. Barkin
Michael Z. Barkin
Executive Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description

3.1	Certificate of Designations of Special Voting Preferred Stock

10.1	Amendment to Seventh Amended and Restated Credit Facility, dated October 14, 2016

99.1	Press Release, dated October 17, 2016